EXHIBIT 21
SUBSIDIARIES OF THE BRINK’S COMPANY
AS OF DECEMBER 31, 2017

(The subsidiaries listed below are owned 100%, directly or indirectly, by The Brink’s Company unless otherwise noted.)

Jurisdiction
Company	of Incorporation

The Pittston Company	Delaware
Glen Allen Development, Inc.	Delaware
Liberty National Development Company, LLC (32.5%)	Delaware
New Liberty Residential Urban Renewal Company, LLC (17.5%)	New Jersey
Pittston Services Group Inc.	Virginia
Brink’s Holding Company	Delaware
Brink’s, Incorporated (“BI”)	Delaware
Brink’s Delaware, LLC	Delaware
Brink’s Express Company	Illinois
Brink’s Global Payments, LLC	Delaware
Brink’s St. Lucia Ltd. (26%)	St. Lucia
Security Services (Brink’s Jordan) Company Ltd (95%)	Jordan
Servicio Pan Americano de Protección S.A. de C.V. (“Serpaprosa”) (by Trust,
BI is Settlor of Trust) (99.75%)	Mexico
Inmobiliaria, A.J., S.A. de C.V. (99.75%)	Mexico
Operadora Especializada de Transportes, S.A. de C.V. (99.75%)	Mexico
Procesos Integrales en Distribución y Logística, S.A. de C.V. (99.75%)	Mexico
Brink’s Security International, Inc. (“BSI”)	Delaware
Brink’s Brokerage Company, Incorporated	Delaware
Brink’s C.l.S., Inc.	Delaware
Brink’s Cambodia, Inc.	Delaware
Brink’s Global Services International, Inc.	Delaware
Brink’s Global Services KL, Inc.	Delaware
Brink’s Global Services USA, Inc.	Delaware
Brink’s International Management Group, Inc.	Delaware
Brink’s Network, Incorporated	Delaware
Brink’s Ukraine, Inc.	Delaware
Brink’s Vietnam, Incorporated	Delaware
Brink’s Asia Pacific Limited	Hong Kong
Brink’s Australia Pty Ltd	Australia
Brink’s Belgium S.A.	Belgium
Cavalier Insurance Company Ltd.	Bermuda
Brink’s Global Services FZE	Dubai (UAE)
Brink’s Diamond Title DMCC	Dubai (UAE)
Brink’s Gulf LLC (49%)	Dubai (UAE)
Brink’s Beteiligungsgesellschaft mbH	Germany
Brink’s Global Services Deutschland GmbH	Germany
Brink’s Far East Limited	Hong Kong
Brink’s Ireland Limited	Ireland
Brink’s Holdings Limited	Israel

Jurisdiction
Company	of Incorporation

Brink’s (Israel) Limited (70%)	Israel
Brink’s Global Services S.r.L.	Italy
Brink’s Japan Limited	Japan
Brink’s Luxembourg S.A.	Luxembourg
Brink’s Security Luxembourg S.A.	Luxembourg
BK Services S.a.r.l.	Luxembourg
Brink’s Alarm & Security Technologies	Luxembourg
Brink’s Global Services	Mexico
Brink’s International, C.V. (“BICV”, BSI is General Partner)	Netherlands
Inversiones Brink’s Chile Limitada (BICV is beneficial owner)	Chile
Global Security S.A.	Chile
Logistica Segura SpA	Chile
Servicios Integrales Valor Agregado SpA (“SIVA SPA”)	Chile
Brink’s Chile, S.A. (BICV is beneficial owner)	Chile
Organismo Tecnico de Capacitacion Brink’s SpA	Chile
Brink’s de Colombia S.A. (58%, BICV is beneficial owner)	Colombia
Domesa de Colombia S.A. (70%)	Colombia
Procesos & Canje S.A. (58%)	Colombia
Sistema Integrado Multiple de Pago Electronicos S.A.
(“SIMPLE S.A.”)(14.5%)	Colombia
Brink’s Canada Holdings, B.V. (BICV is beneficial owner)	Netherlands
Brink’s Canada Limited	Canada
Brink’s Security Services B.V.	Netherlands
Brink’s Dutch Holdings, B.V. (BICV is beneficial owner)	Netherlands
Brink’s Hellenic Holdings, B.V. (“BHH”)	Netherlands
Athena Marathon Holdings, B.V. (“AMH”)	Netherlands
Apollo Acropolis Holdings, B.V. (“AAH”)	Netherlands
Brink’s Bolivia S.A.	Bolivia
Hermes Delphi Holdings, B.V, (“HDH”)	Netherlands
Zeus Oedipus Holdings, B.V. (“ZOH”)	Netherlands
Brink’s Hellas Commercial S.A. - Information Technology Services
(“Brink’s Hellas SA”) (14.3% each BHH, AMH, AAH, HDH, ZOH,
Brink’s Dutch Holdings, B.V., Brink’s Canada Holdings, B.V.)	Greece
Brink’s Hermes Cash & Valuable Services S.A.
(“Brink’s Cash & Valuable Services SA”)	Greece
Brink’s Hermes Security Services SA (“Brink’s Security Services SA")	Greece
Brink’s Hermes Aviation Security Services S.A.
(“Brink’s Aviation Security Services S.A.”) (70%)	Greece
Hellenic Central Station SA - Reception & Processing
Centre of Electronic Signals (“Hellenic Central Station”) (10%)	Greece
BHM Human Resources Mexico Holding, S.A. de C.V.	Mexico
Brink’s Servicios Administrativo	Mexico
BM Control y Administracion de Personal, S.A. de C.V.	Mexico
Brink’s Argentina S.A.	Argentina
Brink’s Seguridad Corporativa S.A. (99.6%)	Argentina
Maco Litoral S.A.	Argentina

Jurisdiction
Company	of Incorporation

Maco Transportadorade Caudales S.A.	Argentina
Brink’s India Private Limited	India
Brinks Mongolia LLC (51%)	Mongolia
Brink’s RUS Holding B.V.	Netherlands
Limited Liability Company Brink’s Management	Russian Federation
Limited Liability Company Brink’s	Russian Federation
Servicio Pan Americano de Proteccion C.A. (61%, BICV is beneficial owner)	Venezuela
Aeropanamericano, C.A. (61%)	Venezuela
Aero Sky Panama, S.A. (61%)	Panama
Artes Graficas Avanzadas 98, C.A. (61%)	Venezuela
Blindados de Zulia Occidente, C.A. (61%)	Venezuela
Blindados de Oriente, S.A. (61%)	Venezuela
Blindados Panamericanos, S.A. (61%)	Venezuela
Blindados Centro Occidente, S.A. (61%)	Venezuela
Documentos Mercantiles, S.A. (61%)	Venezuela
Instituto Panamericano, C.A. (61%)	Venezuela
Intergraficas Panama, S.A. (61%)	Panama
Panamericana de Vigilancia, S.A. (61%)	Venezuela
Transportes Expresos, C.A. (61%)	Venezuela
Tepuy Inmobiliaria VII, C.A.	Venezuela
Brink’s Panama S.A.	Panama
Business Process Intelligence Inc.	Panama
Brink’s Global Services Poland Sp.zo.o.	Poland
Brink’s International Holdings AG	Switzerland
Bolivar Business S.A.	Panama
Domesa Courier Corporation	Florida
Panamerican Protective Service Sint Maarten, N.V.	Sint Maarten
Radio Llamadas Panamá, S.A.	Panama
Servicio Panamericano de Protección (Curacao), N.V.	Curacao
Domesa Curacao, N.V.	Curacao
Domesa Servicio Pan Americano de Proteccion
Brink’s Aruba, N.V.	Aruba
Servicio Panamericano de Vigilancia (Curacao), N.V.	Curacao
Brink’s France SAS	France
Brink’s (Mauritius) Ltd	Mauritius
Brink’s Antilles SAS	Guadeloupe
Brink’s Contrôle Sécurité Réunion S.A.R.L.	St. Denis
Brink’s Évolution SAS	France
Traitement des Especes et Mouvement Inter-Site ("TEMIS S.A.S.")	France
Les Goelands S.A.S.	France
Temis Conseil & Formation (“TEMIS Formation S.A.R.L.")	France
Brink’s Formation S.A.R.L.	France
Brink’s France Finance SAS	France
Brink’s Madagascar S.A. (60%)	Madagascar
Brink’s Maroc S.A.S.	Morocco
Brink’s Réunion S.A.R.L.	St. Denis

Jurisdiction
Company	of Incorporation

Brink’s Security Services SAS	France
Brink’s Teleservices SAS	France
Cyrasa Servicios de Control SA	Spain
Maartenval NV	Sint Maarten
Security & Risk Management Training Centre Ltd	Mauritius
Brink’s Global Holdings B.V.	Netherlands
A.G.S. Groep B.V.	Netherlands
AGS Freight Watch B.V.	Netherlands
AGS-SecuTrans B.V.	Netherlands
Brink’s Regional Services B.V.	Netherlands
Brink’s Trading Ltd.	Israel
DDX Trading NV (25.25%)	Belgium
Brink’s Global Services Antwerp	Belgium
Brink’s Global Services Pte. Ltd.	Singapore
Brink’s Kenya Limited	Kenya
Brink’s Switzerland Ltd.	Switzerland
Brink’s Diamond & Jewelry Services BVBA	Belgium
Transpar - Brink’s ATM Ltda.	Brazil
BGS - Agenciamento de Carga e Despacho Aduaneiro Ltda.	Brazil
BSL - Brink’s Solucoes Logisticas Ltda.	Brazil
Brink’s-Seguranca e Transporte de Valores Ltda.	Brazil
BVA-Brink’s Valores Agregados Ltda.	Brazil
Brink’s Hong Kong Limited	Hong Kong
Brink’s (Shanghai) Finance Equipment Technology Services Co. Ltd.	China
Brink’s Diamond (Shanghai) Company Limited	China
Brink’s Jewellery Trading (Shanghai) Company Limited	China
Brink’s Security Transportation (Shanghai) Company Limited	China
Brink’s Global Services Korea Limited - Yunan Hoesa Brink’s Global (80%)	Korea
Brink’s Singapore Pte Ltd	Singapore
BVC Brink’s Diamond & Jewellery Services LLP (51%)	India
Brinks (Southern Africa) (Proprietary) Limited	South Africa
Brinks Armoured Security Services (Proprietary) Limited	South Africa
Brink’s e-Pago Tecnologia Ltda.	Brazil
Muitofacil Holding Ltda.	Brazil
Muitofacil Arrecadacao e Recebimento Ltda	Brazil
Redetrel - Rede Transacoes Eletronicas Ltda.	Brazil
ePago International Inc.	Panama
e-Pago de Colombia S.A. (75%)	Colombia
Brink’s ePago S.A. de C.V.	Mexico
Brink’s Global Services (BGS) Botswana (Proprietary) Limited	Botswana
Brink’s Macau Limited	Macao
Brink’s Trading (Taiwan) Co., Ltd.	Taiwan
Brink’s Vietnam Company Limited	Vietnam
Brink’s Taiwan Security Limited	Taiwan
Brink’s (Thailand) Limited (40%)	Thailand
Brink’s Global Technology Limited	Thailand

Jurisdiction
Company	of Incorporation

Brink’s Guvenlik Hizmetleri Anonim Sirketi	Turkey
Brink’s (UK) Limited	U.K.
Brink’s Limited	U.K.
Brink’s Limited (Bahrain) EC	Bahrain
Brink’s Security Limited	U.K.
Quarrycast Commercial Limited	U.K.
Brink’s Global Services, Ltd.	U.K.
BAX Holding Company	Virginia
Brink’s Administrative Services Inc.	Delaware
Pittston Minerals Group Inc.	Virginia
Pittston Coal Company	Delaware
Heartland Coal Company	Delaware
Maxxim Rebuild Company, Inc.	Delaware
Pittston Forest Products, Inc.	Virginia
Addington, Inc.	Kentucky
Appalachian Mining, Inc.	West Virginia
Molloy Mining, Inc.	West Virginia
Vandalia Resources, Inc.	West Virginia
Pittston Coal Management Company	Virginia
Pittston Coal Terminal Corporation	Virginia
Pyxis Resources Company	Virginia
HICA Corporation	Kentucky
Holston Mining, Inc.	West Virginia
Motivation Coal Company	Virginia
Paramont Coal Corporation	Delaware
Sheridan-Wyoming Coal Company, Incorporated	Delaware
Thames Development Ltd.	Virginia
Buffalo Mining Company	West Virginia
Clinchfield Coal Company	Virginia
Dante Coal Company	Virginia
Eastern Coal Corporation	West Virginia
Elkay Mining Company	West Virginia
Jewell Ridge Coal Corporation	Virginia
Kentland-Elkhorn Coal Corporation	Kentucky
Meadow River Coal Company	Kentucky
Pittston Coal Group, Inc.	Virginia
Ranger Fuel Corporation	West Virginia
Sea “B” Mining Company	Virginia
Pittston Mineral Ventures Company	Delaware
PMV Gold Company	Delaware
Pittston Mineral Ventures International Ltd.	Delaware
Mineral Ventures of Australia Pty Ltd.	Australia

NOTE: Subsidiaries that are not majority owned do not constitute “Subsidiaries” for the purposes of this Schedule. They have been left on the Schedule so as to make the ownership structure clear.